                                                                    Exhibit 25.1

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--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC. 20549

                                 -------------

                                   FORM T-l

          STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                     TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                 -------------

                       U.S. TRUST COMPANY OF TEXAS, N.A.
              (Exact name of trustee as specified in its charter)

                                                             75-2353745
      (State of incorporation                             (I.R.S.employer
      if not a national bank)                          identification  No.)

     2001 Ross Ave, Suite 2700                                 75201
           Dallas, Texas                                    (Zip Code)
       (Address of trustee's
    principal executive offices)

                              Compliance Officer

                       US. Trust Company of Texas, N.A.
                           2001 Ross Ave, Suite 2700
                              Dallas, Texas 75201
                                (214) 754-1200

           (Name, address and telephone number of agent for service)

                                 -------------
                                 DaVita, Inc.

              (Exact name of obliger as specified in its charter)

                 Delaware                               51-0354549
        (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)                Identification No.)

     21250 Hawthorn Blvd., Suite 800                       90503
           Torrance, California                         (Zip code)
  (Address of principal executive offices)

                             ---------------------
                   9 1/4% Senior Subordinated Notes due 2011
                      (Title of the indenture securities)


================================================================================

                                    GENERAL

1.   General Information.
     -------------------

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                 Federal Reserve Bank of Dallas (11th District), Dallas, Texas
                        (Board of Governors of the Federal Reserve System)
                 Federal Deposit Insurance Corporation, Dallas, Texas
                 The Office of the Comptroller of the Currency, Dallas, Texas

     (b)     Whether it is authorized to exercise corporate trust powers.

                 The Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with Obligor and Underwriters.
     ------------------------------------------

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   Voting Securities of the Trustee.
     --------------------------------

     Furnish the following information as to each class of voting securities of the Trustee:

                               As of May 23,200l

--------------------------------------------------------------------------------
                   Co1  A.                                   Co1 B
--------------------------------------------------------------------------------
               Title of Class                          Amount Outstanding
--------------------------------------------------------------------------------

 Capital Stock - par value $100 per share                   5,000 shares

4.   Trusteeships under Other Indentures.
     ------------------------------------

     Not Applicable

5.   Interlocking Directorates and Similar Relationships with the
     ---------------------------------------------------------------------
     Obligor or Underwriters.
     -----------------------

     Not Applicable

6.   Voting Securities of the Trustee Owned by the Obligor or its Officials.
     -----------------------------------------------------------------------

     Not Applicable

7.   Voting Securities of the Trustee Owned by Underwriters or their Officials.
     --------------------------------------------------------------------------

     Not Applicable

8.   Securities of the Obligor Owned or Held by the Trustee.
     -------------------------------------------------------

     Not Applicable

9.   Securities of Underwriters Owned or Held by the Trustee.
     --------------------------------------------------------

     Not Applicable

10.  Ownership or Holding by the Trustee of Voting Securities of Certain
     -------------------------------------------------------------------
     Affiliates or Security Holders of the Obligor.
     ----------------------------------------------

     Not Applicable

11.  Ownership or Holdings by the Trustee of any Securities of a Person Owning
     -------------------------------------------------------------------------
     50 Percent of More of the Voting Securities of the Obligor.
     -----------------------------------------------------------

    Not Applicable

12.  Indebtedness of the Obligor to the Trustee.
     -------------------------------------------

     Not Applicable

13.  Defaults by the Obligor.
     ------------------------

     Not Applicable

14.  Affiliations with the Underwriters.
     -----------------------------------

     Not  Applicable

15.  Foreign Trustee.
     ----------------

     Not Applicable

16.  List of Exhibits.
     -----------------

     T-l.1 - A copy of the Articles of Association of U.S. Trust Company of
             Texas, N.A.; incorporated herein by reference to Exhibit T-l. 1 filed with Form T- 1 Statement, Registration No. 22-21897.

16.  (con't.)

     T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-l Statement, Registration No. 22-21897.

     T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.6 - The consent of the Trustee required by Section 321(b) of the Trust
             Indenture Act of 1939.

     T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                     NOTE

As of May 23, 2001, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O, Corp. As of May 23, 2001, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding l8,597,534 shares of $1 par value Common Stock as of May 23, 2001

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.

                                --------------

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, US Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 23rd day of May, 2001.

                                                U.S. Trust Company
                                                of Texas, N.A., Trustee



                                                By: /s/ Patricia Gallagher
                                                    ----------------------------
                                                    Authorized Officer

                                                                   Exhibit T-1.6


                              CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of NEXTLINK Communications, Inc., Senior Discount Notes, we hereby consent that reports of examination by Federal, State, Territorial. or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

                                               U.S. Trust Company of Texas, N.A.





                                               By: /s/ Patricia Gallagher
                                                   -----------------------------
                                                   Authorized Officer

                                                             Exhibit T-1.7

                                Board of Governors of the Federal Reserve System

                                OMB Number: 7100-003G

                                Federal Deposit Insurance Corporation

                                OMB Number: 3064-0052

                                Office of the Comptroller of the Currency

                                OMB Number: 1557-0081
                                Expires: March 31, 2002

Federal Financial Institutions Examination Council
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                                                                 -------------
                                Please refer to page i                 1
                                                                 -------------
                                Table of Contents, for
                                the required disclosure
                                of estimated burden.

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Consolidated Reports of Condition and Income for
A Bank With Domestic Offices Only -- FFIEC 041

Report at the close of business March 31, 2001

This report is required by law: 12 U.S.C. (S)324 (State member banks): 12
U.S.C. (S)1817 (State nonmember banks): and 12 U.S.C. (S)(S)161 (National banks).
--------------------------------------------------------------------------------
NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, Alfred B. Childs, Managing Director
----------------------------------------------
  Name and Title of Officer Authorized to Sign Report of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief

/s/ Alfred B. Childs
----------------------------------------------
Signature of Officer Authorized to Sign Report

4/10/01
----------------------------------------------
Date of Signature

--------------------------------------------------------------------------------

Submission of Reports

Each bank must prepare its Reports of Condition and Income either;

(a) In electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation
     (EDS), by modem or on computer diskette; or

(b) In hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party

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FDIC Certificate Number                                              33217
                                                                     -----
                                                                  (RCRI 9050)

----------------------------------------------
Primary Internet Web Address of Bank
(Home Page), if any (TEXT4087)
(Example: www.oxamplebank.com)


       20010331
   ---------------
     (RCRI 9999)

This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the Instructions) must file FFIEC 031.

--------------------------------------------------------------------------------
The Reports of Conditions and Income are to be prepared in accordance with Federal regulatory authority Instructions.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the Instructions Issued by the appropriate Federal regulatory authority and is true and correct.

/s/ [ILLEGIBLE]
-------------------------------------------------
Director (Trustee)

/s/ [ILLEGIBLE]
-------------------------------------------------
Director (Trustee)

/s/ [ILLEGIBLE]
-------------------------------------------------
Director (Trustee)

--------------------------------------------------------------------------------

     (if other EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfil the signature and attestation requirement for the Reports of Condition and Income for this report data, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

--------------------------------------------------------------------------------
U.S. Trust Co. of Texas, N.A.
-------------------------------------------------
Legal Title of Bank (TEXT 9010)

Dallas
-------------------------------------------------
City (TEXT 9130)

TX                           75201
-------------------------------------------------
State Abbrev, (TEXT 9200)    Zip Code (TEXT 9220)

 Board of Governors of the Federal Reserve System, Federal Deposit Insurance
            Corporation, Office of the Comptroller of the Currency

U.S. Trust Co. of Texas, N.A.                                          FFIEC 041
---------------------------------------------
Legal Title of Bank                                                    RC-1

Dallas                                                                 ---------
---------------------------------------------                              10
City                                                                   ---------

TX                              75201
---------------------------------------------
State                           Zip Code


FDIC Certificate Number - 33217

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC-Balance Sheet

                                                                                                      -----------------------
                                                                           Dollar Amount in Thousands RCON   Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------------------
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A).
                                                                                                      -----------------------
   a. Noninterest-bearing balances and currency and coin (1)                                          0051            2,351  1.a
                                                           ------------------------------------------------------------------
   b. Interest-bearing balances (2)                                                                   0071            3,849  1.b
                                  -------------------------------------------------------------------------------------------
2. Securities:
                                                                                                      -----------------------
   a. Held-to-maturity securities (from Schedule RC-B, column A)                                      1784                0  2.a
                                                               --------------------------------------------------------------
   b. Available-for-sale securities (from Schedule RC-B, column D)                                    1773          135,946  2.b
                                                                 ------------------------------------------------------------
3. Federal funds sold and securities purchased under agreements to resell                             1350           13,000  3
                                                                        -----------------------------------------------------
4. Loans and lease financing receivables (from Schedule RC-C):
                                                                                                      -----------------------
   a. Loans and leases held for sale                                                                  5369                0  4.a
                                   ------------------------------------------------------------------------------------------
   b. Loans and leases, net of unearned Income                             B528         37,367                               4.b
                                             ---------------------------------------------------------
   c. LESS: Allowance for loan and leases                                  3123            260                               4.c
                                        -------------------------------------------------------------------------------------
   d. Loans and leases, net of unearned income and allowances (Item 4.b minus 4.c)                     B529           37,107 4.d
                                                                                ---------------------------------------------
5. Trading assets (from Schedule RC-D)                                                                3545              N/A  5
                                     ----------------------------------------------------------------------------------------
6. Premises and fixed assets (including capitalized leases)                                           2145              804  6
                                                          -------------------------------------------------------------------
7. Other real estate owned (from Schedule RC-M)                                                       2150                0  7
                                              -------------------------------------------------------------------------------
8. Investments in unconsolidated subsidiaries and associated companies (from
   Schedule RC-M)                                                                                     2150                0  8
                -------------------------------------------------------------------------------------------------------------
9. Customers' liability to this bank on acceptances outstanding                                       2155                0  9
                                                             ----------------------------------------------------------------
10.Intangible assets
                                                                                                      -----------------------
   a. Goodwill                                                                                        3163                0  10.a
             ----------------------------------------------------------------------------------------------------------------
   b. Other intangible assets (from schedule RC-M)                                                    0426            2,609  10.b
                                                 ----------------------------------------------------------------------------
11.Other assets (from Schedule RC-F)                                                                  2160            4,432  11
                                   ------------------------------------------------------------------------------------------
12.Total assets (sum of items 1 through 11)                                                           2175          200,098  12
                                          -----------------------------------------------------------------------------------

__________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificate of deposit not held for trading.

U.S. Trust Co. of Texas, N.A.                                          FFIEC 041
-------------------------------------
Legal Title of Bank                                                    RC-2

                                                                        --------
FDIC Certificate Number - 33217                                            11
                                                                        --------

Schedule RC - Continued

                                                                                                         --------------------
                                                                             Dollars Amounts in Thousands RCON  Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
                                                                            -------------------------------------------------
     a. In domestic offices (sum totals of columns A and C from Schedule RC-E)                            2200       170,836 13.a
                                                                            -------------------------------------------------
        (1) Noninterest-bearing (1)                                                  8631       17,836                       13.a.1
                                   ----------------------------------------------------------------------
        (2) Interest-bearing                                                         8538      153,000                       13.a.2
                            -----------------------------------------------------------------------------
     b. Not applicable

                                                                                                          ------------------
14.  Federal funds purchased and securities sold under agreements to repurchase                           2800             0 14
                                                                             -----------------------------------------------
15.  Trading liabilities (from Schedule RC-D)                                                             3548             0 15
                                            --------------------------------------------------------------------------------
16.  Other borrowed money (includes mortgage indebtedness and obligations under
                                                                                                          ------------------
     capitalized leases) (from schedule RC-M):                                                            3190         2,000 16
                                             -------------------------------------------------------------------------------
17.  Not applicable
                                                                                                          ------------------
18.  Bank's liability on acceptances executed and outstanding                                             2920             0 18
                                                             ---------------------------------------------------------------
19.  Subordinated notes and debentures (2)                                                                3200             0 19
                                          ----------------------------------------------------------------------------------
20.  Other liabilities (from Schedule RC-G)                                                               2930         3,704 20
                                          ----------------------------------------------------------------------------------
21.  Total liabilities (sum of items 13 through 20)                                                       2948       176,540 21
                                                  --------------------------------------------------------------------------
22.  Minority interests in consolidated subsidiaries                                                      3000             0 22
                                                   -------------------------------------------------------------------------
EQUITY CAPITAL
                                                                                                          ------------------
23.  Perpetual preferred stock and related surplus                                                        3838         2,000 23
                                                   -------------------------------------------------------------------------
24.  Common stock                                                                                         3250           500 24
                ------------------------------------------------------------------------------------------------------------
25.  Surplus (excludes all surplus related to preferred stock)                                            3830        14,051 25
                                                             ---------------------------------------------------------------
26.  a. Retained earnings                                                                                 3632         6,193 26.a
                        ----------------------------------------------------------------------------------------------------
     b. Accumulated other comprehensive income (3)                                                        R530           814 26.b
                                                 ---------------------------------------------------------------------------
27.  Other equity capital components (4)                                                                  A130             0 27
                                       -------------------------------------------------------------------------------------
28.  Total equity capital (sum of items 23 through 27)                                                    3210        23,658 28
                                                     -----------------------------------------------------------------------
29.  Total liabilites, minority interests, and equity capital (sum of items 21, 22, and 28)               3300       200,095 29
                                                                                          ----------------------------------
Memorandum
To be reported with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that
                                                                                                          ------------------
     best describes the most comprehensive level of auditing work performed for                           RCON      Number
                                                                                                          ------------------
     the bank by Independant external auditors as of any date during 2000                                 6724             1 M. 1
                                                                        ----------------------------------------------------

1 = Independant audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independant audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's asseration on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm.
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
6 = Review of bank's financial statements by external auditors
7 = compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

_____
(1) Includes total demand deposits and non interest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3) Includes not unrealized holding gains (losses) on avaidable-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.